Exhibit 24

Power of Attorney

The undersigned, S. Blair Abernathy, hereby acknowledges that IndyMac Bancorp, Inc. (the Company) has requested that the undersigned allow the Company to file all Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 on behalf of the undersigned.

Know all by these presents, that, in connection with the foregoing, the undersigned hereby constitutes and appoints each of Marianne Churney, Sherry DuPont and Melissa Gerard, signing singly, the undersigned's true and lawful attorney-in-fact to:

(1)execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of the Company, Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;
(2)do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission; and
(3)take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. In performing the responsibilities contemplated hereunder, the Company represents that, assuming compliance by the undersigned with the conditions set forth below, it will prepare accurate and complete Forms 3, 4 and 5, and will file such forms in a timely manner.

The foregoing is wholly conditioned upon:

(i)the undersigned's compliance with the Company's Section 16 Compliance Procedures (including the pre-clearance procedures contained therein), as such procedures may be amended from time to time, and
(ii)the undersigned's (or his or her broker or representative's) submission to the attorneys-in-fact, no later than the close of business on the business day immediately following the date on which the undersigned's transaction in company securities is effected, of accurate and complete information regarding such transaction, the undersigned's applicable direct and indirect securities holdings as of the date of such transaction (after giving effect to such transaction), and any other information reasonably necessary for an attorney-in-fact to prepare and submit the undersigned's reports under Section 16(a).

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 9th day of November, 2004.



			Signature

			/s/ S. Blair Abernathy


Acknowledged and agreed, as of this 9th day of November, 2004.


	INDYMAC BANCORP, INC.

	By: /s/ Marianne Churney

	Name: Marianne Churney

	Title: Senior Vice President, Assistant General Counsel